Exhibit 99.4

SIFCO Industries, Inc. and GEL Industries, Inc.

(DBA Quality Aluminum Forge, Inc.)

Unaudited Pro Forma Combined Financial Information

On October 28, 2011, SIFCO Industries, Inc. (“SIFCO”) acquired the forging business and substantially all of the operating assets of GEL Industries, Inc. (DBA Quality Aluminum Forge, Inc.) (“QAF”). While SIFCO purchased the manufacturing machinery and equipment related to the business, it did not acquire the real property and, therefore, SIFCO entered into several long-term lease arrangements for the facilities which house the QAF operations. The purchase price was approximately $24.8 million plus the assumption of certain current liabilities.

The Unaudited Pro forma Combined Statement of Operations gives effect to the acquisition of QAF as if it had occurred as of the earliest presented date, October 1, 2010. The pro forma financial information is based on the historical financial statements of (i) SIFCO for its fiscal year ended September 30, 2011 and (ii) QAF for the twelve month period from October 1, 2010 to September 30, 2011. The resulting Unaudited Pro Forma Combined Statement of Operations gives effect to the transaction based on the assumptions and adjustments described in the accompanying notes.

The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values when appraisals, other studies and additional information become available. The assets acquired and liabilities assumed have been recorded at their estimated fair market values based on a preliminary purchase price allocation.

The Unaudited Pro forma Combined Statement of Operations may not be indicative of the results that would have occurred if the combination had been in effect on the date indicated or the results which may be obtained in the future. The pro forma financial information should be read in conjunction with the audited financial statements of QAF included elsewhere in this filing, and the financial statements of SIFCO Industries, Inc. as contained in its Annual Report on Form 10-K for the year ended September 30, 2011. The pro forma statement of operations for QAF represents the unaudited twelve-month period ended September 30, 2011, which was calculated by adding the audited statement of operations for the year ended December 31, 2010 to the unaudited statement of operations for the nine-month period ended September 30, 2011, less the unaudited statement of operations for the nine-month period ended September 30, 2010.

SIFCO Industries, Inc. and GEL Industries, Inc.

(DBA Quality Aluminum Forge, Inc.)

Unaudited Pro Forma Combined Statement of Operations

Year ended September 30, 2011

(Amounts in thousands, except per share data)

	SIFCO	QAF	Pro Forma Adjustments		Pro Forma Combined
Net sales	$107,357	$19,226	$—		$126,583
Operating expenses:
Cost of goods sold	80,916	13,790	1,223	(a)	95,929
Selling, general and administrative expenses	13,582	1,843	(755	)(b)	14,670
Amortization of intangibles	1,917	—	1,800	(c)	3,717
Loss on disposal or impairment of operating assets	87	—	—		87

Total operating expenses, net	96,502	15,633	2,268		114,403

Operating income	10,855	3,593	(2,268)		12,180

Interest income	(46)	(1)	—		(47)
Interest expense	128	6	434	(d)	568
Foreign currency exchange gain	5	—	—		5
Other income, net	(470)	—	—		(470)

Income before income tax provision	11,238	3,588	(2,702)		12,124

Income tax provision	3,789	54	343	(e)	4,186

Net income	$7,449	$3,534	$(3,045)		$7,938

Net income per share:
Basic	$1.41				$1.50
Diluted	$1.40				$1.49
Weighted-average number of common shares (basic)	5,279				5,279
Weighted-average number of common shares (diluted)	5,317				5,317

Notes to Unaudited Combined Pro forma Statement of Operations:

a) To record the impact on cost of goods sold of (i) the adjustment to record inventory at fair value in purchase accounting ($395 increase); (ii) higher property tax expense related to the step-up of equipment values ($35 increase); and (iii) additional depreciation expense based on the straight-line depreciation method using useful lives of 1 to 16 years ($793 increase).

(b) To eliminate the impact of the following nonrecurring transaction related expenses recorded by QAF – (i) a one-time incentive payment ($600 decrease) and (ii) certain legal and professional costs ($155 decrease).

(c) To record amortization expense related to finite life, identifiable intangible assets that were established as a direct result of the acquisition of QAF based on the straight-line amortization method using estimated useful lives of 1 to 10 years. Included in the $1,800 adjustment amount is $900 of amortization expense related to the portion of purchase price allocated to backlog, 100% of which is amortized during year one and, therefore, amortization expense after year one will be lower by $900.

(d) To record interest expense on the debt incurred to finance the acquisition ($434 increase). The interest rate on $10.0 million of new debt under SIFCO’s term loan is assumed to be approximately 3.0% and the interest on $14.0 million of additional borrowings under SIFCO’s revolving credit facility is assumed to be Libor plus 1.0%, or approximately 1.0% per annum.

(e) To provide income taxes on QAF’s income before income tax provision (QAF is a subchapter S corporation) to adjust the income tax provision for the effect of pro forma adjustments using a 36% effective Federal income tax rate and an 8.9% California franchise tax rate.

SIFCO Industries, Inc. and GEL Industries, Inc.

(DBA Quality Aluminum Forge, Inc.)

Unaudited Pro Forma Combined Balance Sheet

September 30, 2011

(Amounts in thousands, except per share data)

	SIFCO	QAF	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash and cash equivalents	$6,431	$3,226	$(3,226	)(a)	$6,431
Accounts receivable, net	20,739	3,838	—		24,577
Inventories	10,239	3,528	395	(b)	14,162
Refundable income taxes	281	—	—		281
Deferred income taxes-current	1,500	—	(150	)(c)	1,350
Prepaid expenses and other current assets	468	122	(121	)(d)	469

Total current assets	39,658	10,714	(3,102)		47,270

Property, plant and equipment, net	27,558	564	4,401	(e)	32,523

Intangible assets, net	8,506	—	9,100	(f)	17,606
Goodwill	3,493	—	3,351	(g)	6,844
Deferred income taxes – noncurrent			150	(c)	150
Other assets	796	15	(15	)(h)	796

Total assets	$80,011	$11,293	$13,885		$105,189

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$30	30	1,970	(i)	2,030
Accounts payable	9,778	344	—		10,122
Accrued liabilities	4,626	435	(410	)(j)	4,651

Total current liabilities	14,434	809	1,560		16,803

Long-term debt, net of current maturities	1,186	33	22,776	(k)	23,995
Deferred income taxes	2,233	—	—		2,233
Other long-term liabilities	8,749	—	—		8,749

Common shares, par value $1, authorized 10,000 shares; issued 5,335 shares; outstanding 5,299 shares	5,335	1,750	(1,750	)(l)	5,335
Additional paid-in capital	7,032	287	(287	)(l)	7,032
Retained earnings	54,122	8,414	(8,414	)(l)	54,122
Accumulated other comprehensive loss	(12,702)	—	—		(12,702)
Common shares held in treasury at cost, 36 shares	(378)	—	—		(378)

Total shareholders’ equity	53,409	10,451	(10,451)		53,409

Total liabilities and shareholders’ equity	$80,011	$11,293	$13,885		$105,189

Notes to Unaudited Combined Pro forma Balance Sheet:

(a)	To eliminate cash not acquired by SIFCO.

(b)	To record fair value of inventory acquired.

(c)	To record current deferred income taxes resulting from differences between book and tax basis of assets acquired.

(d)	To eliminate prepaid expenses not acquired by SIFCO.

(e)	To record fair value of machinery and equipment acquired.

(f)	To record fair value of intangible assets acquired.

(g)	To record excess of purchase price over fair value of assets acquired and liabilities assumed.

(h)	To eliminate other assets not acquired.

(i)	To record current portion of indebtedness incurred to acquire QAF ($2,000) and to eliminate liabilities not assumed ($30).

(j)	To eliminate accrued liabilities not assumed.

(k)	To record non-current portion of indebtedness incurred to acquire QAF ($22,808) and to eliminate liabilities not assumed ($32).

(l)	To eliminate historical QAF equity.